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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 30, 2001 accompanying the consolidated financial statements of FindWhat.com and subsidiary in the Annual Report on Form 10-KSB for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

New York, New York
December 31, 2001